EXHIBIT (17)(c)
EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Your Proxy Vote is important!
And now you can Vote your Proxy on the PHONE or the INTERNET.
It saves Money! Telephone and Internet voting saves postage costs. Savings which can help minimize fund expenses.
It saves Time! Telephone and Internet voting is instantaneous – 24 hours a day.
It’s Easy! Just follow these simple steps:
1. Read your proxy statement and prospectus and have your Proxy Card(s) at hand.
2. Call toll-free 1-866-241-6192 or go to website: www.jhfunds.com/proxy
3. Enter the 14-digit number located in the shaded box from your Proxy Card(s).
4. Follow the recorded or on-screen directions.
5. Do not mail your Proxy Card(s) when you vote by phone or Internet.

Please detach at perforation before mailing.

PROXY	JOHN HANCOCK SMALL CAP FUND	PROXY
PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD [DECEMBER 2, 2009] THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE JOHN HANCOCK SMALL CAP FUND
The undersigned revoking previous proxies, hereby appoint(s) Keith F. Hartstein, Thomas M. Kinzler, Charles A. Rizzo, Nicholas J. Kolokithas, Michael J. Leary, and Salvatore Schiavone, with full power of substitution in each, to vote all the shares of beneficial interest of John Hancock Small Cap Fund (“Small Cap”) which the undersigned is (are) entitled to vote at the Special Meeting of Shareholders (the “Meeting”) of Small Cap to be held at 601 Congress Street, Boston, Massachusetts 02210, on Wednesday, December 2, 2009, at 2:00 p.m., Eastern Time, and at any adjournment(s) of the Meeting. All powers may be exercised by a majority of all proxy holders or substitutes voting or acting, or, if only one votes and acts, then by that one. Receipt of the Proxy Statement and Prospectus dated October 5, 2009, is hereby acknowledged. If not revoked, this proxy shall be voted for the proposals included in the Proxy Statement and Prospectus.

VOTE VIA THE INTERNET: www.jhfunds.com/proxy
VOTE VIA THE TELEPHONE: 1-866-241-6192

999 9999 9999 999
Note: Signature(s) should agree with the name(s) printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature(s)

Signature(s)

Date	[JHH_20435_063009]

EVERY SHAREHOLDER’S VOTE IS IMPORTANT
Important Notice Regarding the Availability of Proxy Materials for the John Hancock Small Cap Fund
Special Meeting of Shareholders to Be Held on December 2, 2009.
The Proxy Statement and Prospectus for this meeting is available at: [https://www.proxy-direct.com/jhf20435]
PLEASE SIGN, DATE AND RETURN YOUR
PROXY TODAY
Please detach at perforation before mailing.
SPECIFY YOUR DESIRED ACTION BY A CHECK MARK IN THE APPROPRIATE SPACE. THIS PROXY WILL BE VOTED IN FAVOR OF (FOR) THE PROPOSAL IF NO SPECIFICATION IS MADE BELOW. AS TO ANY OTHER MATTER, THE PROXY OR PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: ■

To approve an Agreement and Plan of Reorganization between Small Cap and John Hancock Small Cap Equity Fund (the “Acquiring Fund”). Under this agreement, Small Cap would transfer all of its assets to the Acquiring Fund in exchange for corresponding shares of the Acquiring Fund. These shares would be distributed, as described in the accompanying proxy statement and prospectus, proportionately to you and the other shareholders of Small Cap. The Acquiring Fund would also assume Small Cap’s liabilities.
FOR ☐	AGAINST ☐	ABSTAIN ☐

PLEASE VOTE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE
[JHH_20435_063009]